UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2015

Advanced Drainage Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36557	51-0105665
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4640 Trueman Boulevard, Hilliard, Ohio 43026	43026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 658-0050

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 21, 2015, Advanced Drainage Systems, Inc. (the “Company”) entered into each of the following: (i) a Second Amendment to Amended and Restated Credit Agreement, with certain wholly-owned subsidiaries of the Company, certain lenders party thereto, and PNC Bank, National Association, as administrative agent; (ii) a Second Amendment to Second Amended and Restated Credit Agreement, with ADS Mexicana, S.A. de C.V., certain wholly-owned subsidiaries of the Company, certain lenders party thereto, and PNC Bank, National Association, as administrative agent; and (iii) an Amendment No. 8 and Limited Waiver to Amended and Restated Private Shelf Agreement, with certain wholly-owned subsidiaries of the Company, certain noteholders party thereto, and Prudential Investment Management, Inc. (collectively, the “Amendments”).

The Company and the respective lenders and noteholders referenced above agreed to enter into the Amendments in connection with the Company’s determination that a substantial portion of the Company’s transportation and equipment leases should be treated as capital leases rather than as operating leases, as previously disclosed in the Company’s Current Report on Form 8-K filed on August 17, 2015. The material terms of each Amendment modify certain definitions applicable to the Company’s affirmative and negative financial covenants, including the negative covenant on indebtedness, to accommodate the Company’s treatment of its transportation and equipment leases as capital leases rather than operating leases, along with corresponding changes to the provisions outlining the application of generally accepted accounting principles in the definition of accounting terms used in various financial covenants. The Amendments also waive any potential event of default that may exist under any of the respective agreements as a result of the Company’s change in lease accounting treatment, and do not require the Company to deliver financial statements or compliance certificates for any annual or quarterly period prior to the fiscal year ended March 31, 2015 as a result of such changes.

The foregoing description does not constitute a complete summary of the terms and conditions of the Amendments and is qualified in its entirety by reference to the full text of the Amendments, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of August 21, 2015.

10.2	Second Amendment to Second Amended and Restated Credit Agreement, dated as of August 21, 2015.

10.3	Amendment No. 8 and Limited Waiver to Amended and Restated Private Shelf Agreement, dated as of August 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED DRAINAGE SYSTEMS, INC.

Date: August 26, 2015	By:	/s/ Mark B. Sturgeon
	Name:	Mark B. Sturgeon
	Title:	EVP, CFO, Secretary & Treasurer